UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

Skystar Bio-Pharmaceutical Company

(Exact name of registrant as specified in its charter)

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Nevada	001-34394	33-0901534
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4/F Building B Chuangye Square, No. 48 Keji Road,

Gaoxin District, Xi’an, Shaanxi Province, P.R. China

(Address of Principal Executive Office) (Zip Code)

(8629) 8819-3188

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 27, 2012, Skystar Bio-Pharmaceutical Company (the “Company”) held its Annual Meeting of Shareholders. Set forth below are the matters voted upon at the meeting and the voting results:

Proposal 1- Election of Directors (with 2,529,755 broker non-votes on this matter):

Name	Votes For	Votes Withheld
Weibing Lu	2,655,555	258,963
Wei Wen	2,655,555	258,963
Mark D. Chen	2,655,555	258,963
Scott Cramer	2,615,555	298,963
Fan Qiang	2,655,555	258,963
Chengtun Qu	2,899,831	14,687
Weirong Shen	2,655,555	258,963

Proposal 2 - Ratification of the appointment of Crowe Horwath LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011 (5,379,626 votes for, 59,798 votes against and 4,849 votes abstaining; there were no broker non-votes on this matter).

Pursuant to the foregoing votes, Weibing Lu, Wei Wen, Mark D. Chen, Scott Cramer, Fan Qiang, Chengtun Qu and Weirong Shen were elected to serve as directors, and Crowe Horwath LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skystar Bio-Pharmaceutical Company

By:	/s/ Bing Mei
Chief Financial Officer

Date: April 27, 2012